SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, DC 20549


                            FORM 8-K

                         CURRENT REPORT
             PURSUANT TO SECTION 13 OR 15(d) OF THE
              SECURITIES AND EXCHANGE ACT OF 1934


                 Date of report: July 22, 2002
               (Date of earliest event reported)

                 DIGITRAN SYSTEMS, INCORPORATED
       (Exact Name of Registrant as Specified in Charter)


     DELAWARE               1-11034                   72-0861671
    (State of             (Commission          (IRS Employer
  Incorporation)               File Number)        Identification No.)

   205 West 8800 South, P.O. Box 91, Paradise, UT 84328-0091
     (Address of Principal executive offices and zip code)

                         (435) 757-4408
      (Registrant's telephone number, including area code)


Item 2 - Acquisition or Disposition of Assets

     The Board of Directors of Digitran Systems, Incorporated (the Company") hereby reports the sale of Digitran, Inc., it's operating subsidiary in a stock exchange. In a Share Exchange Agreement (attached as Exhibit A), the company exchanged 1,000 shares (100%) of the stock of Digitran, Inc., a Utah corporation to Digitran Simulation Systems, Inc. ("DSSI"), an Arizona Corporation for 90 shares (9%) of DSSI. On July 16, 2002, DSSI completed its obligations for the closing of the transaction by recording the Share Exchange Agreement with the State of Arizona, after representatives of each company physically exchanged share certificates on July 6, 2002. The Share Exchange Agreement, dated April 15, 2002 calls for an effective date of April 29, 2002, irrespective of the date of the actual share exchange. Therefore, the disposition of Digitran, Inc. is reflected in the Company's financial statements for the year ended April 30, 2002.

     Digitran, Inc. was the Company's operating subsidiary or division and held the Petroleum Drilling Simulation Systems (software) business. Although this subsidiary had nominal physical assets with no recorded book value at the time it entered into the Share Exchange Agreement, it maintained a worldwide lead in customer base and installations as well as the value of the Digitran Trade name, which is still recognized on a worldwide basis. The Board of Directors also felt an obligation to the division's customers to seek a manner in which the division could continue to service the needs of the customers and the marketplace that Digitran, Inc. had created. Included with the exchange of 100% of the shares of Digitran, Inc, the Company transferred its Petroleum drilling Simulation Systems Business, history, installation base, customers, software, trade name, source code, assets and liabilities. The assets were carried at zero ($-0-) value and the related liabilities were approximately $3.3 million.

     The principals of DSSI are related parties to Digitran Systems, Incorporated. They are the heirs and in-laws of Ms. Loretta Trevers. Ms Trevers was the former (and now deceased) Co-founder, Chairman, CEO, CFO, and controlling shareholder of Digitran Systems, Incorporated. As such, they are familiar with the adverse financial condition of Digitran, Inc. and best prepared to overcome the problems facing this division and to continue operations. They are represented in Management of DSSI through Stuart Reeves, a former son-in-law to Ms. Trevers. The heirs of Ms. Trevers are also the controlling shareholders in Digitran Systems, Incorporated, although, under the provisions of a proposed Merger Transaction, reported previously on Form 8-k on November 11, 2001, they would exchange their control position with the principals of Tradingear.com, Inc., the reverse merger candidate for Digitran Systems, Incorporated.

Item 7 - Financial Statements and Exhibits.

Exhibit No.           Description
-----------           -----------

   Ex-10              Share Exchange Agreement

                           SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              Digitran Systems, Incorporated
                                   Registrant

Dated July 22,2002            By:/s/Aaron Etra

                              By: Aaron Etra
                                 (Chairman)

                              By:/s/Gary Blum

                              By: Gary Blum
                                  (Director)

                              By:/s/Scott Lybbert

                              By: Scott Lybbert
                                  (Secretary)